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                                    FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Blue Valley Ban Corp
                              BVBC Capital Trust I
           (Exact names of registrants as specified in their charters)
           -----------------------------------------------------------

                Kansas                                  48-1070996
                Delaware                                48-1229554
(States of incorporation or organization)  (I.R.S. Employer Identification Nos.)

    11935 Riley, Overland Park, Kansas                                 66225
 (Address of principal executive offices)                           (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


       Title of each class                       Name of each exchange on which
       to be so registered                       each class is to be registered

 Cumulative Preferred Securities (and the         American Stock Exchange
    Guarantee with respect thereto)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates:

                  Registration Nos. 333-34328 and 333-34328-01








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        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Securities to be registered hereby is set forth in a prospectus (the "424(b) Prospectus") to be filed pursuant to Rule 424(b) under the Securities Act of 1933, included as a part of that certain registration statement (the "Registration Statement") of BVBC Capital Trust I and Blue Valley Ban Corp, Registration Nos. 333-34328 and 333-34328-01. The Registration Statement is hereby incorporated herein by reference thereto. The 424(b) Prospectus shall, upon filing, be deemed to be incorporated by reference herein.

ITEM 2.      EXHIBITS.

         1      Form of Amended and Restated Trust Agreement  *
         2      Form of Subordinated Indenture  *
         3      Form of Trust Preferred Securities Guarantee Agreement  *

* Each such document is hereby incorporated herein by reference to the form thereof included as exhibits 4.6 (Amended and Restated Trust Agreement), 4.3 (Subordinated Indenture) and 4.8 (Trust Preferred Securities Guarantee Agreement) to the registration statement of Blue Valley Ban Corp and BVBC Capital Trust I under the Securities Act of 1933, Registration Nos. 333-34328 and 333-34328-01.














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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 BLUE VALLEY BAN CORP


                                 By: /s/ Robert D. Regnier
                                     ---------------------
                                     Robert D. Regnier
                                     President and Chief Executive Officer
                                     (Duly authorized representative)


Date:  June 5, 2000


                                 BVBC CAPITAL TRUST I


                                 By: Robert D. Regnier
                                     -----------------
                                     Robert D. Regnier, Administrative Trustee
                                     (Duly authorized representative)


Date:  June 5, 2000











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